UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant	☒	Filed by a Party other than the Registrant	☐

Check the appropriate box:
☐ Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

NETMANAGE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒      No fee required

☐      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

PROXY STATEMENT
PROPOSAL 1
ELECTION OF DIRECTORS
PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS
PROPOSAL 3
APPROVAL OF AMENDMENT AND RESTATEMENT OF THE 1993 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL 3
EQUITY COMPENSATION PLAN INFORMATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION AND OTHER MATTERS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS

10725 North De Anza Blvd
Cupertino, CA 95014

Dear Fellow Stockholder:

      We cordially invite you to attend NetManage’s Annual Meeting of Stockholders, which will be held at our corporate headquarters, 10725 North De Anza Blvd, Cupertino, CA 95014 on Wednesday, May 28, 2003 at 9:00 a.m. Pacific Daylight Time. The formal Notice of Annual Meeting of Stockholders and Proxy Statement are attached.

      At this year’s Annual Meeting, stockholders will be asked to: (i) elect two directors; (ii) approve an amendment and restatement of our 1993 Non-Employee Directors’ Stock Option Plan; and (iii) ratify the appointment of Deloitte & Touche LLP to serve as our independent accountants for 2003, and (iv) conduct any other business that may properly come before the meeting.

      Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to complete, sign, date and promptly return the attached Proxy in the enclosed postage-paid envelope. Returning your completed Proxy will ensure your representation at the Annual Meeting.

      We look forward to seeing you on May 28, 2003.

ZVI ALON
Chairman, President and CEO

Cupertino, California

April 30, 2003

NETMANAGE, INC.

10725 North De Anza Boulevard
Cupertino, California 95014

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 28, 2003

To the Stockholders of Netmanage, Inc.:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of NetManage, Inc., a Delaware corporation, will be held on Wednesday, May 28, 2003 at 9:00 a.m., Pacific Daylight Time, at our offices at 10725 North De Anza Blvd, Cupertino, California 95014, for the following purposes:

1. To elect two directors to hold office until the Annual Meeting of Stockholders in the year 2006.

2. To ratify the selection of Deloitte & Touche LLP as our independent accountants of for the fiscal year ending December 31, 2003.

3. To approve an amendment and restatement to our 1993 Non-Employee Directors’ Plan.

4. To conduct such other business as may properly come before the meeting or any adjournment or postponement thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

      The Board of Directors has fixed the close of business on April 15, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or at any adjournment or postponement thereof.

By Order of the Board of Directors

MICHAEL R. PECKHAM
Secretary

Cupertino, California

April 30, 2003

All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the Annual Meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

NETMANAGE, INC.

10725 North De Anza Boulevard
Cupertino, California 95014

PROXY STATEMENT

FOR 2003 ANNUAL MEETING OF STOCKHOLDERS

May 28, 2003

General

      The enclosed proxy is solicited on behalf of the Board of Directors (the “Board of Directors”, or the “Board”) of NetManage, Inc., a Delaware corporation (“NetManage”, or the “Company”), for use at our Annual Meeting of Stockholders to be held on Wednesday May 28, 2003 at 9:00 a.m., Pacific Daylight Time (the “Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Meeting. The Meeting will be held at our offices located at 10725 North De Anza Boulevard, Cupertino, California 95014. This proxy statement and the accompanying proxy card are first being mailed to all stockholders entitled to vote at the Meeting on or about April 15, 2003.

      NetManage’s Annual Report for the year ended December 31, 2002 is enclosed with this proxy statement.

Voting Rights and Outstanding Shares

      Stockholders of record at the close of business on April 15, 2003 (the “Record Date”) will be entitled to notice of and to vote at the Meeting. We have two classes of authorized capital stock, designated Common Stock, par value $0.01 per share (the “Common Stock”) and Preferred Stock, par value $0.01 per share (the “Preferred Stock”). At the close of business on the Record Date, we had 8,621,176 shares of Common Stock, and no shares of Preferred Stock outstanding and entitled to vote.

      Each holder of record of Common Stock at the close of business on the Record Date will be entitled to one vote for each share held on all matters to be voted upon at the Meeting. All votes cast at the Meeting, in person or by proxy, will be tabulated by an inspector of elections appointed for the Meeting (the “Inspector”), who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

      As of the Record Date, our directors and executive officers as a group beneficially owned 1,879,768 shares (approximately 21.80% of the outstanding Common Stock) and have indicated their intention to vote all of their shares over which they have voting control in favor of the proposals described in the accompanying notice of Meeting.

Revocability of Proxies

      Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. A stockholder may revoke a proxy by: (i) filing with the Company’s Secretary at our principal executive office, located at 10725 North De Anza Boulevard, Cupertino, California 95014, a written notice of revocation or a duly executed proxy bearing a later date, or (ii) attending the Meeting and informing the Secretary in writing that such stockholder wishes to vote in person. Attendance at the Meeting will not, by itself, revoke a proxy.

Solicitation

      We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing, and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our Common Stock, beneficially owned by others, to forward to such beneficial owners. We may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to those beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to these individuals for those services, but they may be reimbursed for their out-of-pocket expenses.

      In addition, we may retain the services of ADP or another proxy solicitation firm to assist in the solicitation of proxies. If such services are retained, ADP or another proxy solicitation firm will receive an anticipated fee from us of approximately $30,000 plus out-of-pocket expenses. Except as described above, we do not presently intend to solicit proxies other than by mail.

Quorum; Abstentions; Broker Non-Votes

      Votes cast by proxy or in person at the Meeting will be tabulated by the Inspector who will be an employee of the Company. The Inspector will also determine whether or not a quorum is present. Except in certain specific circumstances as described herein under certain of the proposals, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required for approval of proposals presented to stockholders. The presence at the Meeting, either in person or by proxy, of holders of shares of outstanding Common Stock entitled to vote and representing a majority of the voting power of such shares shall constitute a quorum for the transaction of business at the Meeting.

      The Inspector will treat shares that are voted “WITHHELD” or “ABSTAIN” as being present and entitled to vote for purposes of determining the presence of a quorum but will not treat such shares as votes in favor of approving any matter submitted to the stockholders for a vote. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted for:(i) the election of the nominees for directors set forth herein; (ii) the ratification of Deloitte & Touche LLP as our independent accountants for the fiscal year ending December 31, 2003; (iii) to approve an amendment and restatement of our 1993 Non-Employee Directors’ Plan; and (iv) at the discretion of the proxy holders, as to such other business as may properly come before the Meeting or any adjournment or postponement thereof.

      If a broker indicates on the enclosed proxy or its substitute that such broker does not have discretionary authority as to certain shares to vote on a particular matter (“Broker Non-Votes”), those shares will not be considered as present with respect to that matter.

Deadline for Receipt of Stockholder Proposals

      Proposals of stockholders that are intended to be presented at the 2004 Annual Meeting of Stockholders must be received in writing by the Company’s Secretary at our principal executive offices, located at 10725 North De Anza Boulevard, Cupertino, California 95014, no later than December 26, 2003 in order to be considered for possible inclusion in the proxy statement and form of proxy relating to the 2004 Annual Meeting.

      If a stockholder intends to submit a proposal at our 2004 Annual Meeting which is not eligible for inclusion in the proxy statement relating to the meeting, and the stockholder fails to give us notice in accordance with the requirements set forth in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before April 5, 2004, then the proxy holders will be allowed to use their discretionary authority when and if the proposal is raised at our 2004 Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

      Our Certificate of Incorporation and Bylaws provide that our Board of Directors (the “Board of Directors” or the “Board”) shall be divided into three classes, with each class consisting, as nearly as possible, of one-third of the total number of directors and with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.

      The Board of Directors is presently composed of six members. There are two directors in the class to be elected at this meeting, Mr. Zvi Alon and Mr. Abraham Ostrovsky (the “Nominees”), each of whom is an existing director whose term of office expires at the Meeting. If elected at the Meeting, Messrs. Alon and Ostrovsky would each serve until the 2006 Annual Meeting of Stockholders and until his successor is elected and has qualified, or until his earlier death, resignation or removal.

Vote Required

      Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Meeting. Abstentions and broker non-votes will not have any effect on the outcome of the vote on the election of directors. Shares of common stock may not be voted cumulatively with respect to the election of directors.

      IF NO INSTRUCTIONS ARE INDICATED IN THE PROXIES, SHARES OF COMMON STOCK REPRESENTED BY PROPERLY EXECUTED PROXIES WILL BE VOTED, IF AUTHORITY TO DO SO IS NOT WITHHELD, FOR THE ELECTION OF THE NOMINEES. If either Nominee should be unavailable for election as a result of an unexpected occurrence, the proxy holders will vote such shares for the election of any substitute nominee as we may propose. Each of the Nominees has agreed to serve if elected, and we have no reason to believe that the Nominees will be unable to serve.

      Set forth below is biographical information for each Nominee and each person whose term of office as a director will continue after the Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR

OF THE NAMED NOMINEES.

Nominees for Election for a Three-Year Term Expiring at the 2006 Annual Meeting

      Zvi Alon, age 51, is the founder of NetManage, Inc. and has served as our Chairman of the Board, President and Chief Executive Officer since our formation in 1990. From 1986 to 1989, Mr. Alon was the President of Halley Systems, a manufacturer of networking equipment including bridges and routers. He also has served as Manager, Standard Product Line at Sytek, Inc., a networking company, and Manager of the Strategic Business Group for Architecture, Graphics and Data Communications at Intel Corporation, a semiconductor manufacturer. Mr. Alon received a B.S. degree in electrical engineering from the Technion-Israel Institute of Technology in Haifa, Israel. Mr. Alon is the former son-in-law of Mr. Uzia Galil, a director of the Company.

      Abraham Ostrovsky, age 60, was appointed to the Board of Directors of NetManage in January 1998. Mr. Ostrovsky served as the Chairman of the Board of Accelio (formerly Jetform) Corporation, a provider of electronic forms and enterprise workflow products, and served as its Chief Executive Officer from 1991 to 1995. Mr. Ostrovsky also served as Chairman of the Board and Chief Executive Officer of Compressent Corporation, which develops and licenses color facsimile and communications software, from March 1996 to December 1997. Mr. Ostrovsky currently serves as a director of SEEC, Inc., an enterprise software provider, and CenterBeam, Inc., an information technology outsourcing servicer. Mr. Ostrovsky served as Chairman of the Board of Directors of Digital Now, Inc., a developer of digital imaging technology and Internet-based activity for the photo processing industry, from 2000 to 2002. Digital Now, Inc. filed for bankruptcy in December 2001.

Directors Continuing in Office Until the 2005 Annual Meeting

      Uzia Galil, age 78, has been a director of NetManage since its inception in 1990. Mr. Galil currently serves as President and Chief Executive Officer of Uzia Initiatives and Management Ltd., a company specializing in the promotion and nurturing of new businesses associated with electronic commerce and medical info media, which he founded in November 1999. From 1962 until October 1999, Mr. Galil served as President, Chief Executive Officer, and has also served as Chairman of the Board of Directors of Elron Electronic Industries Ltd., or Elron, an Israeli high technology holding company. From January 1981 until November 1999, Mr. Galil also served as Chairman of the Board of Directors of Elbit Ltd., an electronic communication affiliate of Elron, and as a member of the Boards of Directors of Elbit Systems Ltd., a defense electronics affiliate of Elron, and all other private companies held in the Elron portfolio. Mr. Galil currently continues to serve as a member of the Board of Directors of Orbotech Ltd, which makes automated optical inspection and computer aided manufacturing systems for printed circuit boards, flat panel displays, integrated circuit packaging, and electronics assemblies; Partner Communications Co. Ltd, which operates the sole GSM network in Israel, using the Orange brand name; and is currently Chairman of the Board of Zoran Corporation, a provider of digital solutions-on-a-chip in growing consumer electronics markets. Mr. Galil holds an M.S. in Electrical Engineering from Purdue University and a B.S. from the Technion, Israel Institute of Technology in Haifa. From 1980 to 1990, Mr. Galil served as Chairman of the International Board of Governors of the Technion. Mr. Galil has also been awarded an honorary doctorate in technical sciences by the Technion in recognition of his contribution to the development of science-based industries in Israel, an honorary doctorate in philosophy by the Weizmann Institute of Science, an honorary doctorate in engineering by Polytechnic University, New York, and an honorary doctorate from the Ben-Gurion University of the Negev in Israel. Mr. Galil is also a recipient of the Israel Prize. Mr. Galil is the former father-in-law of Zvi Alon, the Chairman of the Board of Directors, President, and Chief Executive Officer of NetManage.

      Darrell Miller, age 56, has served as a director of NetManage since 1993 and served as Executive Vice President, Corporate Strategic Marketing for NetManage from December 1994 to February 1996. From 1987 to 1992, Mr. Miller was with Novell, Inc., a computer network company, in numerous positions including Executive Vice President responsible for strategic and marketing operations and Executive Vice President responsible for product development. From 1984 to 1987, Mr. Miller acted as the Director of Marketing for Ungermann-Bass, a manufacturer of networking equipment. Mr. Miller also serves on the Board of Directors of Xpoint Technologies, Inc., a switched ethernet company. Mr. Miller is a graduate of the University of Denver where he received a B.S. in business administration.

Directors Continuing in Office Until the 2004 Annual Meeting

      John Bosch, age 68, has served as a director of NetManage since December 1991. Since 1981, Mr. Bosch has been a general partner of Bay Partners, a venture capital firm. In 1976, he co-founded Cronus Precision Products, Inc., a digital timing company, and served as its President and Chief Executive Officer until 1981. In 1970, Mr. Bosch co-founded Anixter, Bosch and Russell, a consulting firm specializing in marketing and sales consulting for high technology companies and in technical venture analysis for the venture capital community. He is a graduate of the University of Southern California where he received a B.S. degree in mechanical engineering and an M.B.A. in International Trade.

      Dr. Shelley Harrison, age 60, has served as a director of NetManage since July 1996. Dr. Harrison has served as Chairman of the Board of Directors of Spacehab, Inc. since 1993, a company that develops, owns and operates habitable modules and logistics supply services for the manned U.S. Space Shuttle missions, and from April 1996 to March 2003 was also the Chief Executive Officer. Dr. Harrison co-founded and served as the first Chief Executive Officer and Chairman of Symbol Technologies, Inc. from February 1973 to October 1982. Symbol Technologies, Inc. is a world leader in bar-code scanner and portable wireless terminal technologies. Dr. Harrison is also a founder of the high-tech venture capital firms Harrison Enterprises, Inc., and PolyVentures I and II L.P. Dr. Harrison also serves on the Board of Directors of SafeNet, Inc. a developer and manufacturer of enterprise network security solutions. Dr. Harrison received his B.S. in electrical engineering from New York University and received an M.S. and PhD in electrophysics from Polytechnic University.

Board Committees and Meetings

      During the fiscal year ended December 31, 2002, the Board of Directors held four meetings. Standing committees of the Board include the Audit Committee, the Option Committee, and the Compensation Committee. We do not have a standing Nominating Committee or any other committee performing similar functions, and such matters are considered at meetings of the full Board of Directors.

Audit Committee

      The Audit Committee meets with our independent accountants at least quarterly to review the results of our quarterly financial reviews, our annual audit, and to discuss our financial statements. The Audit

Committee makes recommendations to the Board regarding the retention of independent accountants, and receives and considers our accountants’ comments as to controls, adequacy of staff, management performance, and procedures in connection with the internal and financial controls. The Audit Committee is currently composed of four Non-Employee Directors: Messrs. Bosch, Miller, Ostrovsky and Dr. Harrison. The Audit Committee held seven meetings during 2002.

      The Board adopted and approved a charter for the Audit Committee on April 18, 2000. The Board has determined that all members of the Audit Committee are “independent” as that term is currently defined in Rule 4200 (a)(14) of the listing standards of the National Association of Securities Dealers.

Option Committee

      The functions of the Option Committee are to review and recommend awards of stock options for approval by the Board of Directors under our stock option plans to employees and consultants who are not subject to Section 16 of the Exchange Act, and to recommend any changes or amendments to the Company’s stock option plans. The Option Committee currently consists of Messrs. Bosch and Miller. The Option Committee met twelve times during 2002.

Compensation Committee

      The Compensation Committee reviews and approves specific compensation matters including the grant of options for the Chief Executive Officer, and all executive staff who report directly to the Chief Executive Officer as well as performing such other functions regarding compensation as the Board may delegate. The Compensation Committee is currently composed of three Non-Employee Directors: Messrs. Bosch, Galil, and Ostrovsky. Mr. Alon makes his recommendations to the Compensation Committee with respect to options and purchases under our stock option plans and the 1993 Employee Stock Purchase Plan subject to Section 16 of the Exchange Act, other than the Chief Executive Officer. The Compensation Committee determines the terms of option grants (including the number of shares) for all such individuals. The Compensation Committee met once during 2002.

      During the fiscal year ended December 31, 2002, each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he served that was held during the period for which he was a director or committee member.

Compensation of Directors

      Our Non-Employee Directors currently receive a fixed sum of $12,000 in cash compensation per year, payable quarterly, for service on the Board of Directors. In addition, Non-Employee Directors may be reimbursed for certain expenses in connection with attendance at Board and committee meetings. Employee directors do not receive separate compensation for their services on the Board of Directors, although service on the Board may be considered when establishing their compensation as employees.

      Our Non-Employee Directors are eligible to receive options under the 1993 Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”) and under our 1992 Stock Option Plan. A total of 114,286 shares of Common Stock have been reserved for issuance under the Directors’ Plan. Under the Directors’ Plan, each person that is elected for the first time as a director and who is not otherwise employed by us or an affiliate of us (a “Non-Employee Director”) is granted an option to purchase 8,000 shares of Common Stock (on a split adjusted basis and subject to adjustment as provided in the Directors’ Plan) upon the date of his or her election to the Board. At each Annual Meeting of Stockholders, including this Meeting, each person who is then a Non-Employee Director and has been a Non-Employee Director for at least three months is granted an option to purchase 1,600 shares of Common Stock (on a split adjusted basis and subject to adjustment as provided in the Directors’ Plan).

      Pursuant to the Directors’ Plan, options to purchase 1,143 shares were granted on June 5, 2002, the date of our 2002 Annual Meeting of Stockholders, to each of Messrs. Bosch, Galil, Miller, Ostrovsky, and Dr. Harrison at an exercise price of $6.09 per share. In addition, on the date of the 2003 Annual Meeting, each of Messrs. Bosch, Galil, Miller, Ostrovsky, and Dr. Harrison will receive an option grant of 1,600 shares (on a split adjusted basis and subject to adjustment as provided in the Directors’ Plan) at an exercise price equal to the closing price of our Common Stock on that date.

THE BOARD OF DIRECTORS RECOMMENDS STOCKHOLDERS VOTE FOR PROPOSAL 1.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

      Upon the recommendation of the Audit Committee, the Board of Directors has selected Deloitte & Touche LLP (“Deloitte & Touche”) as our independent accountants for the fiscal year ending December 31, 2003 and has further directed that management submit the selection of independent accountants for ratification by the stockholders at the Meeting.

      On June 14, 2002, NetManage determined for itself and on behalf of its subsidiaries, and affiliates, to dismiss its independent accountants, Arthur Andersen LLP, (“Andersen”), and to select Deloitte & Touche to serve as its new independent accountants for the year ending December 31, 2002. This determination was recommended by NetManage’s Audit Committee and approved by NetManage’s Board of Directors. Andersen’s reports on NetManage’s financial statements for each of the years ended December 31, 2001 and December 31, 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. Subsequent to their appointment on June 14, 2002, we engaged Deloitte & Touche to perform a re-audit of our financial statements for the years ended December 31, 2001 and 2000.

      During the years ended December 31, 2001 and 2000 and the interim period between December 31, 2001 and the date Andersen was dismissed there were no disagreements between NetManage and Andersen on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure; which, if not resolved to Andersen’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

      Deloitte & Touche has audited our financial statements for the years ended December 31, 2002, 2001 and 2000. Representatives of Deloitte & Touche are expected to be present at the Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

      The following information describes the fees paid by the Company to Andersen and to Deloitte & Touche, respectively for the fiscal year ended December 31, 2002:

Fees Paid to Arthur Andersen LLP During 2002

      Audit Fees: Audit fees paid to Andersen during 2002 for the review of our annual financial statements and the financial statements included in our quarterly report on Form 10-Q dated May 10, 2002 as amended, totaled $119,570.

      Financial Information Systems Design and Implementation Fees: We did not engage Andersen to provide services to us regarding financial information systems design and implementation during 2002.

      All Other Fees: Fees paid to Andersen during 2002 for all other non-audit services rendered to us, including tax related services, totaled $45,400.

Fees Paid to Deloitte & Touche LLP During 2002

      Audit Fees: The aggregate fees paid to Deloitte & Touche, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”) for professional services rendered for the audit of the Company’s annual consolidated financial statements for the fiscal years ended December 31, 2002, 2001, and 2000 and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for 2002 were $536,195.

      Financial Information Systems Design and Implementation Fees: We did not engage Deloitte & Touche to provide services to us regarding financial information systems design and implementation during 2002.

      All Other Fees: The aggregate fees paid to Deloitte & Touche for services rendered to the Company, other than the services described above under “Audit Fees” and “Financial Information Systems Design and Implementation Fees”, for the fiscal year ended December 31, 2002 were $34,615, consisting of $26,615 for tax services and $11,000 for audit related services.

      The Audit Committee has considered whether the provision of the services described under All Other Fees above is compatible with maintaining Deloitte & Touche’s independence and has determined that such services have not adversely affected Deloitte & Touche’s independence.

      Stockholder ratification of the selection of Deloitte & Touche as our independent accountants is not required by our Bylaws or otherwise. However, the Board is submitting the selection of Deloitte & Touche to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board may direct the appointment of different independent accountants at any time during the year if they determine that such a change would be in our best interests and those of our stockholders.

Vote Required

      The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present and entitled to vote at the Meeting, assuming a quorum is present, is necessary for approval of this proposal. Therefore, abstentions and broker non-votes (which may occur if a beneficial owner of stock where shares are held in a brokerage or bank account, fails to provide the broker or the bank voting instructions as to such shares) effectively count as votes against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS STOCKHOLDERS VOTE FOR PROPOSAL 2.

PROPOSAL 3

APPROVAL OF AMENDMENT AND RESTATEMENT OF
THE 1993 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN

      We maintain the NetManage, Inc. 1993 Non-Employee Directors’ Stock Option Plan, which was originally adopted by our Board of Directors on July 22, 1993 and approved by our stockholders on August 18, 1993. On April 24, 2003 our Board of Directors adopted, subject to stockholder approval, an amended and restated 1993 Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”). At the Meeting, stockholders will be asked to approve the Directors’ Plan, as amended and restated. Certain of the material proposed changes and modifications to the Directors’ Plan are as follows:

(i) Share Limit. The Directors’ Plan currently limits the number of shares of our Common Stock that may be issued in respect of options granted under the Directors’ Plan to 114,286 shares (on a split adjusted basis). If the amendments to our Directors’ Plan are approved by stockholders, the maximum number of shares of our Common Stock that may be delivered in respect of options granted under the Directors’ Plan on and after April 24, 2003 (the date that the proposed amendments were approved by our Board of Directors) will be 200,000 shares.

(ii) Term of the Directors’ Plan. The Directors’ Plan is currently scheduled to expire on July 22, 2003. The proposed amendment and restatement extend the expiration date to July 22, 2013.

(iii) Additional Changes. To effect a series of additional changes to the provisions of the Directors’ Plan in order to facilitate plan administration, and provide the Plan Administrator (as defined below) flexibility to design benefits under the Directors’ Plan, and adhere to applicable laws and regulations.

      The following summary of the more material proposed changes and modifications to the Directors’ Plan is qualified in its entirety by the full text of the Directors’ Plan, as amended and restated to reflect all proposed modifications. The Directors’ Plan is included as Exhibit A to this Proxy Statement and reflects the exact text of all of the proposed amendments including those summarized in this proposal.

Summary Description of the Director Plan

      Purpose. The purpose of the Director Plan is to enable us to attract and retain highly qualified Non-Employee directors by providing to them a significant equity interest in NetManage, to more closely link the interests of those directors with those of our stockholders, and to help provide those directors with reasonable and fair compensation.

      Type of Awards. As noted above, the Directors’ Plan will authorize continued stock option grants to Non-Employee directors if the proposed amendment and restatement of the Directors’ Plan is approved by stockholders.

      Administration. The Plan shall be administered by the Board of Directors of the Company. The Board may delegate administration of the Directors’ Plan to a committee composed of not fewer than two members of the Board (the “Option Committee”). The Board or Option Committee, as the case may be, shall have the power, subject to, and within the limitations of, the express provisions of the Directors’ Plan to do the following: (i) determine the provisions of each option to the extent permitted in the Directors’ Plan; (ii) construe, interpret, amend the Directors’ Plan and options granted under it; and (iii) establish, amend, revoke rules and regulations for its administration and (iv) generally, exercise such powers, and to perform such acts as the Board or Option Committee deems necessary or expedient to promote the best interests of the Company, which are not in conflict with the provisions of the Plan.

      Eligibility. Only members of our Board of Directors, including members of the Option Committee, that are not employed by us or one of our subsidiaries, are eligible to receive options under the Directors’ Plan. There are currently five non-employee members of our Board.

      Limits on Awards; Authorized Shares. As described above, the maximum number of shares that may be issued in respect of options granted under the Directors’ Plan after April 24, 2003 will be 200,000 shares if stockholders approve the proposed amendments. Shares that are subject to options granted under the Directors’ Plan on or after that date that expire or otherwise terminate without being exercised will be available for subsequent awards under the Directors’ Plan. The shares of our Common Stock to be delivered under the Directors’ Plan may consist, in whole or in part, of authorized but unissued stock or treasury stock, not reserved for any other purpose. If option grants contemplated would exceed the Directors’ Plan limit, any new option grants will be pro-rated amongst the eligible directors. If no additional shares are available for issuance, no additional options will be granted.

      As is customary in incentive plans of this nature, the number and kind of shares available under the Directors’ Plan and the then outstanding stock-based awards, as well as exercise or purchase prices, share limits, and future award grant levels are subject to adjustment in the event of certain reorganizations, mergers, combinations, consolidations, recapitalizations, reclassifications, stock splits, stock dividends, asset sales or other similar events, or extraordinary dividends or distributions of property to stockholders.

      The Directors’ Plan will not limit the authority of our Board of Directors to grant awards or authorize any other compensation, with or without reference to our Common Stock, under any other plan or authority.

     Grants of Options

      Pursuant to the terms of the Directors’ Plan, each person who is elected for the first time to be a Non-Employee Director of the Company by the Board, shall be granted an option to purchase 8,000 shares (on a split adjusted basis and subject to adjustment as provided in the Directors’ Plan) of Common Stock of the Company (the “Initial Grant”) subject to the provisions of the Directors’ Plan. In addition to the Initial Grant, immediately following each Annual Meeting of Stockholders held after May 28, 2003, each person who is then a Non-Employee Director and has been a Non-Employee Director for at least three months prior to such year’s Annual Meeting, shall be granted an option to purchase 1,600 shares (on a split adjusted basis and subject to adjustment as provided in the Directors’ Plan) of Common Stock of the Company (the “Annual Grants”) subject to the provisions of the Directors’ Plan. In addition to these automatic grants, the Committee is authorized to determine from time-to-time if additional options shall be granted to Non-Employee Directors. In the event the Committee determines to award any additional options to a Non-Employee Director, the Option Committee shall have discretion to determine the number of shares of

Common Stock subject to such options and the terms and conditions of such options. Any additional option grants (and the terms and conditions thereof) approved by the Option Committee must be approved by either the Board or the Option Committee prior to grant.

Terms and Conditions of Initial Grants and Annual Grants

      The Board or Option Committee has discretion (subject to the provisions of the Directors’ Plan) to authorize all stock option grants under the Directors’ Plan. Any Initial Grant or Annual Grants granted under the Directors’ Plan to Non-Employee Directors shall be evidenced by a form of stock option agreement approved by the Board or Option Committee.

      Each Initial Grant and Annual Grant will have an exercise price per share of one hundred percent (100%) of the fair market value of the option shares on the date such option is granted. The exercise price of the Common Stock acquired pursuant to such options shall be paid, to the extent permitted by applicable statutes and regulations either; (i) in cash at the time the option is exercised, or (ii) by delivery to the Company of shares of Common Stock of the Company already owned by the optionee, held for the period required to avoid a charge to the Company’s reported earnings, and owned free and clear of any liens, claims, encumbrances, or security interest, which Common Stock shall be valued at fair market value on the date preceding the date of exercise, or (iii) payment by a combination of such methods of payment.

      The term of each Initial Grant and Annual Grant commences on the date it is granted and, unless sooner terminated as set forth herein, expires on the date ten years from the date of grant (the “Expiration Date”). If the optionee’s service as a Non-Employee Director of the Company terminates for any reason or for no reason, the option shall terminate on the earlier of the Expiration Date or the date one year following the date of termination of service; however, if such termination of service is due to the optionee’s death, the option shall terminate on the earlier of the Expiration Date or one year following the date of the optionee’s death. In any and all circumstances, an option issued pursuant to an Initial Grant or Annual Grant may be exercised following termination of the optionee’s service as a Non-Employee Director of the Company only as to that number of shares as to which it was exercisable on the date of termination of such service.

      Options issued pursuant to an Initial Grant or Annual Grant shall become exercisable in installments over a period of four years from the date of grant. Twenty-five percent (25%) of the shares shall vest on the first anniversary of the date of grant and one forty-eighth ( 1/48) of the shares shall vest each month thereafter, provided that the optionee has, during the entire period prior to such vesting date, continuously served as a Non-Employee Director or as an employee of or consultant to the Company or any Affiliate of the Company, whereupon such option shall become fully exercisable in accordance with its terms with respect to that portion of the shares represented by that installment.

      Transfer Restrictions. Unless the stock option agreement entered into between the Company and an optionee provides otherwise, options are generally not transferable except by will or by the laws of inheritance, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code or Title I of the Employee Retirement Income Security Act (“ERISA”). Options granted under the Directors’ Plan are exercisable only during the lifetime of the person to whom the option is granted or by such optionee’s guardian or legal representative.

Change in Control/ Adjustments Upon Changes in Stock

      If any change is made in the Company’s stock subject to the Directors’ Plan or to the stock issuable upon exercise of any stock option granted under the Directors’ Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Directors’ Plan and each outstanding option granted under the Directors’ Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to such outstanding options.

      In the event of (i) a merger or consolidation in which the Company is not the surviving corporation; (ii) a reverse merger in which the Company is the surviving corporation but the shares of the Company’s Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (iii) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged (each a “Change in Control”), the time during which such option may be exercised shall be accelerated and the options terminated if not exercised prior to such event. In the event of a dissolution or liquidation of the Company, any outstanding options shall terminate if not exercised prior to such event.

Amendment and Termination of the Option Plan

      The Board may amend or modify the Directors’ Plan in any or all respects subject to necessary stockholder approval. Except as related to a Change in Control or other adjustment upon a change in the Company’s stock or stock issuable upon exercise of any option granted under the Directors’ Plan (as discussed above), no modification or amendment of the Directors’ Plan shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Rule 16b-3 of the Exchange Act or any NASDAQ or other applicable securities exchange listing requirement. The Board may, in its sole discretion, submit any other amendment to the Directors’ Plan for stockholder approval.

      The Board may terminate the Directors’ Plan at any time, but in no event will the Directors’ Plan continue beyond July 22, 2013 (subject to approval of this proposal) or July 22, 2003 if this proposal is not approved.

      Securities Underlying Awards. The closing price of a share of our Common Stock as of April 15, 2003 was $1.18 per share. We have previously registered 114,286 shares (as adjusted and on a post-split basis) of Common Stock for issuance under the Directors’ Plan pursuant to the registration requirements under the Securities Act of 1933, as amended. If the amended Directors’ Plan is approved by stockholders, we anticipate registering an additional 85,714 shares.

Federal Income Tax Consequences of Awards under the Directors’ Plan

      The federal income tax consequences of the Directors’ Plan under current federal law, which is subject to change, are summarized in the following discussion which deals with the general federal income tax principles applicable to the Directors’ Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or international tax consequences.

      Options granted under the Directors’ Plan are non-statutory options, which are not intended to satisfy requirements of Section 422 of the Internal Revenue Code. The Federal income tax treatment for the type of options are as follows:

Non-Statutory Options

      No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

      If the shares acquired upon exercise of a non-statutory option are subject to a substantial risk of forfeiture (such as our right to repurchase unvested shares at the original exercise price paid per share, upon the optionee’s cessation of service prior to vesting in those shares), then the optionee will not recognize any taxable income at the time the option is exercised for such unvested shares but will have to report as ordinary income, as the shares vest, an amount equal to the excess of: (i) the fair market value of the shares on the vesting date over; or (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise an amount equal to the amount by which the fair market value of the purchased shares on the date of exercise (determined as if the unvested shares were not subject to our repurchase right) exceeds the exercise price paid for those shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the shares vest.

      We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee in connection with the exercise of the non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee. The Company anticipates that the compensation deemed paid by the Company upon the exercise of non-statutory options will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

Accounting Treatment

      Under current accounting rules, option grants under the Directors’ Plan with an exercise price equal to the fair market value of the shares on the grant date will not result in a direct compensation expense to our earnings. However, the fair value of those options is required to be disclosed in the notes to our financial statements, and we must also disclose, in pro-forma statements to our financial statements, the impact those options would have upon our reported earnings were the fair value of those options at the time of grant treated as compensation expense. In addition, the number of outstanding options may be a factor in determining our earnings per share on a fully diluted basis.

      In March 2000, the Financial Accounting Standards Board issued Interpretation No. 44 to APB Opinion No. 25, which governs the accounting treatment applicable to equity incentive plans. Under the Interpretation, option grants made to independent consultants (but not Non-Employee members of a company’s board of directors) after December 15, 1998 will result in a direct charge to our reported earnings based upon the fair value of the option measured initially as of the grant date of that option and then subsequently on the vesting date of each installment of the underlying option shares. Such charge will accordingly include the appreciation in the value of the option shares over the period between the grant date of the option (or, if later, the July 1, 2000 effective date of the Interpretation) and the vesting date of each installment of the option shares. In addition, any options which are repriced after December 15, 1998 will also trigger a direct charge to our reported earnings measured by the appreciation in value of the underlying shares between the grant date of the option (or, if later, the July 1, 2000 effective date of the Interpretation) and the date the option is exercised for those shares.

Specific Benefits

      The following chart presents the stock options that will be allocated, based on currently stated assumptions, to officers and Non-Employee Directors pursuant to the Directors’ Plan, subject to any future amendments.

Amended and Restated 1993 Non-Employee Directors’ Stock Option Plan

(Annual Non-Employee Directors’ Automatic Option Awards)

Number of
Shares
Underlying
Name and Position	Stock Options

Zvi Alon, Chairman, President, and Chief Executive Officer	Not eligible
Peter Havart-Simkin, Senior Vice President Worldwide Strategic Development	Not eligible
Michael R. Peckham, Chief Financial Officer and Senior Vice President Finance	Not eligible
Bertram Rankin, Vice President Marketing Worldwide	Not eligible
Robert Lee(1), Vice President Human Resources	Not eligible
Michael R. O’Leary, Senior Vice-President WorldWide Sales	Not eligible
Executive Officer Group	Not eligible
Non-Employee Directors’ Group (5 persons)	8,000 x 10(2)
Non-Executive Officer Employee Group	Not eligible

(1)	Mr. Lee retired from the Company in March 2003.

(2)	Represents the aggregate number of shares subject to grants of stock options for calendar years 2003 through 2012, assuming, among other future variables, that there are no new eligible directors, there continues to be 5 eligible directors seated and that the number of shares subject to each annual grant is not increased or decreased. The actual number of shares that will be subject to stock options for initial one-time grants to new directors under the Director Plan is not determinable. Further this chart does not and cannot adequately forecast discretionary grants the Board may approve and number is not determinable.

      All Non-Employee members of our Board are eligible to receive options under the Directors’ Plan and thus have a personal interest in the approval of the amendment and restatement of the Directors’ Plan.

Vote Required

      The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present and entitled to vote at the Meeting, assuming a quorum is present, is necessary for approval of this proposal. Therefore, abstentions and broker non-votes (which may occur if a beneficial owner of stock where shares are held in a brokerage or bank account, fails to provide the broker or the bank voting instructions as to such shares) effectively count as votes against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL 3

EQUITY COMPENSATION PLAN INFORMATION

      The Company maintains three other equity incentive plans under which individuals in the Company’s service may acquire shares of Common Stock:

The 1999 Non-Qualified Stock Plan

      On October 25, 1999, the Board of Directors’ adopted the 1999 Non-Statutory Stock Option Plan, (the “1999 Plan”). As of April 15, 2003, the Board had authorized and reserved for issuance of 571,429 shares of the Company’s Common Stock for issuance under the 1999 Plan. The 1999 Plan provides for the grant of non-qualified stock options for employees of the Company (or any parent or subsidiary corporation). Options may be granted to Service Providers (an Employee, Consultant or Director); provided, however, that not more than fifty percent of the shares authorized for issuance under this Plan may be issued pursuant to option grants made to persons who are at the time of such grant either officers or directors. The exercise price of stock options issued under the 1999 Plan is established by the 1999 Plan Administrator, which is a committee of the Board of Directors. Options granted under the 1999 Plan become exercisable at a rate of twenty-five percent (25%) of the shares subject to the option at the end of the first year and one forty-eighth ( 1/48) of the shares subject to the option at the end of each calendar month thereafter. The maximum term of a stock option granted under the 1999 Plan is ten years.

      As of April 15, 2003: (i) options exercisable for 298,555 shares of Common Stock were outstanding under the 1999 Plan, (ii) options exercisable for 256,205 shares of Common Stock remained available for future grants, (iii) options exercisable for 1,260,671 shares of Common Stock had been issued, (iv) options for 16,669 shares of Common Stock had been exercised, and (v) options exercisable for 945,447 shares of Common Stock were cancelled.

The 1992 Employee Stock Option Plan

      On June 26, 1992, the Board of Directors approved the 1992 Employee Stock Option Plan, (the “the 1992 Plan”). As of April 15, 2003, the Board had authorized and reserved for issuance 2,332,899 shares under the 1992 Plan. The 1992 Plan provides for the grant of incentive stock options to employees and officers and non-statutory stock options to employees, officers, directors and consultants. Pursuant to the terms of the 1992 Plan, the exercise price of incentive stock options may not be less than one hundred percent (100%) of the fair market value of the Common Stock on the date of grant (110% of such fair market value in the case of a grant to a holder of more than ten percent (10%) of the voting power of the Company’s outstanding capital stock (a 10% stockholder). Furthermore, the exercise price of non-statutory options granted pursuant to the 1992 Plan may not be less than eighty-five percent (85%) of such fair market value. Under the 1992 Plan stock options generally vest over a period of four to five years. The maximum term of a stock option under the 1992 Plan is ten years (or five years in the case of an incentive option granted to a 10% stockholder).

      As of April 15, 2003, (i) options exercisable for 630,891 shares of Common Stock were outstanding under the 1992 Plan, (ii) options exercisable for 1,215,744 shares of Common Stock remained available for future grants, (iii) options exercisable for 4,166,324 shares of Common Stock had been issued, (iv) options for 486,264 shares of Common Stock had been exercised, and (v) options exercisable for 3,049,169 shares of Common Stock were cancelled.

      At the Company’s Annual Stockholders’ Meeting, on June 5, 2002, a majority of the stockholders of the Company present or represented and entitled to vote at the Meeting approved: (i) an increase in the number of shares reserved for issuance under the 1992 Plan by 214,286 shares; (ii) the addition of an annual share increase provision to the 1992 Plan beginning in the calendar year 2003 and continuing through calendar year 2007; and (iii) an extension of the term of the 1992 Plan to July 22, 2012.

The 1993 Employee stock purchase plan

      In July 1993, NetManage adopted the Employee Stock Purchase Plan and the Board authorized and reserved 85,714 shares of Common Stock. Under the Purchase Plan, NetManage employees, subject to certain restrictions, may purchase shares of Common Stock at a price per share that is equal to 85% of the lower of the fair market value of the Common Stock on the commencement date of each offering period or the relevant purchase date. For the years ended December 31, 2002, 2001, and 2000, 169,394, 153,388, and 101,034 shares, respectively, were issued under the Purchase Plan at prices ranging from $0.89 to $3.99, $3.93 to $5.00, and $7.62 to $12.27 per share, respectively.

      As of April 15, 2003, NetManage stockholders had authorized a total of 1,072,870 shares for issuance under the Purchase Plan including 87,156, 214,286 and 285,714 shares authorized for issuance in 2003, 2002 and 2001, respectively.

      On June 5, 2002 at our Annual Meeting of Stockholders’ a majority of the stockholders of the Company present or represented and entitled to vote at the meeting approved; (i) an increase in the number of shares reserved for issuance under the Purchase Plan by 214,286 shares, (ii) the addition of the annual share increase provision to the Purchase Plan beginning in the calendar year 2003 and continuing through calendar 2007, and (iii) an extension of the term of the Purchase Plan to April 30, 2012.

      The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2002:

Equity Compensation Plan Information

			Number of
			Securities
	Number of		Remaining Available
	Securities to be		for Issuance Under
	Issued Upon		Equity
	Exercise of	Weighted-average	Compensation
	Outstanding	Exercise Price of	Plans (excluding
	Options, Warrants	Outstanding Options,	securities reflected
	and Rights	Warrants and Rights	in column (a))(1)
Plan Category	(a)	(b)	(c)

Equity compensation plans adopted by the Security Holders:
1992 Plan	654,241	12.94	930,924 (2)
Directors’ Plan	22,860	12.22	91,426
1993 Employee Stock Purchase Plan	N/A	N/A	561,898 (3)
Aggregate total of all equity compensation plans approved by security holders	677,101 (4)	12.58 (4)	1,584,248
Equity compensation plans not adopted by the Security Holders:
1999 Plan	326,201	14.07	228,559
Aggregate total of all equity compensation plans not approved by security holder:	326,201	14.07	228,559

(1)	Excludes shares of common stock issuable upon the exercise of the outstanding options, warrants and rights listed in the column (a).

(2)	On June 5, 2002, the stockholders approved an automatic share increase provision to the 1992 Plan pursuant to which the share reserve under the plan shall automatically increase on the first trading day of January in each calendar year. Beginning with the 2003 calendar year through the calendar year 2007, the share reserve under the plan shall increase by an amount equal to three percent (3%) of the total number of shares of the Company’s Common Stock outstanding on the last trading day of December in the immediately preceding calendar year, subject to a maximum annual increase of 285,714 shares (as adjusted and on a post-split basis).

(3)	On June 5, 2002, the stockholders approved an automatic share increase provision to the 1993 Employee Stock Purchase Plan pursuant to which the share reserve under the plan shall automatically increase on the first trading day of January in each calendar year. Beginning with the 2003 calendar year through the calendar year 2007, the share reserve under the plan shall increase by an amount equal to one percent (1%) of the total number of shares of the Company’s Common Stock outstanding on the last trading day of December in the immediately preceding calendar year, subject to a maximum annual increase of 107,143 shares (as adjusted and on a post-split basis).

(4)	Does not include shares to be issued under the Company’s 1993 Employee Stock Purchase Plan which has two enrollment periods each year from May 1 to October 31 and from November 1 to April 30. The purchase price for shares under the purchase plan is the lesser of (a) 85% of the fair market value of the common shares on the first business day of the purchase period or (b) 85% of the fair market value of the common shares on the last business day of the purchase period.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the ownership of our Common Stock as of April 15, 2003 by: (i) each of our directors, including each Nominee; (ii) each of the Named Executive Officers, listed in the Executive Compensation Table set forth elsewhere in this Proxy Statement; (iii) all of our current executive officers and directors as a group; and (iv) all those known to us to be the beneficial owners of more than 5% of the outstanding Common Stock. Except as otherwise indicated below, the information as to each person has been furnished by such person, and each person has sole voting power and sole investment power with respect to all shares beneficially owned by such person, except as otherwise indicated and subject to community property laws where applicable. Except as otherwise set forth below, the address of each named individual is our address as set forth herein.

SECURITY OWNERSHIP OR CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

	Beneficial Ownership

	Number of	Percent
Beneficial Owner	Shares	Total(%)(1)

Zvi Alon(2)	1,569,130	18.20%
John Bosch(3)	9,745	*
Uzia Galil(4)	83,355	*
Shelley Harrison(5)	9,206	*
Darrell Miller(6)	6,417	*
Michael R. Peckham(7)	40,008	*
Peter Havart-Simkin(8)	37,034	*
Abraham Ostrovsky(9)	15,442	*
Bertram Rankin(10)	18,371	*
Michael R. O’Leary(11)	28,631	*
Robert Lee(12)	15,281	*
All current executive officers and directors as a group (14 persons)(13)	1,879,768	21.80%
Other 5% Beneficial Owners
LeRoy C. Kopp(14)	641,917	7.45%
Kopp Holding Company
Kopp Investment Advisors, Inc. 7701 France Avenue South, Suite 500 Edina, Minnesota 55435

*	Less than 1%.

(1)	Based on 8,621,176 shares of Common Stock outstanding as of April 15, 2003.

(2)	Includes (i) 765,511 shares held by the Family Foundation, (ii) 629,871 shares held by the Elyad, LLC in which Mr. Alon has only voting right, and has no beneficial ownership with respect to any of these shares, and (iii) 173,748 shares issuable upon exercise of options that are exercisable within 60 days of April 15, 2003.

(3)	Includes 143 shares held by Mr. Bosch’s spouse. Mr. Bosch disclaims beneficial ownership of these shares. Also includes 9,602 shares issuable upon exercise of options that are exercisable within 60 days of April 15, 2003.

(4)	Includes 71,429 shares owned by Uzia and Ella Galil. Also includes 11,926 shares issuable upon exercise of options that are exercisable within 60 days of April 15, 2003.

(5)	Includes 9,206 shares issuable upon exercise of options that are exercisable within 60 days of April 15, 2003.

(6)	Includes 6,417 shares issuable upon exercise of options that are exercisable within 60 days of April 15, 2003.

(7)	Includes 34,151 shares issuable upon exercise of options that are exercisable within 60 days of April 15, 2003.

(8)	Includes 37,034 shares issuable upon exercise of options that are exercisable within 60 days of April 15, 2003.

(9)	Includes 8,299 shares issuable upon exercise of options that are exercisable within 60 days of April 15, 2003.

(10)	Includes 18,371 shares issuable upon exercise of options that are exercisable within 60 days of April 15, 2003.

(11)	Includes 22,917 shares issuable upon exercise of options that are exercisable within 60 days of April 15, 2003.

(12)	Mr. Lee retired from the Company in March 2003. Includes 15,281 shares issuable upon exercise of options that are exercisable within 60 days of April 15, 2003.

(13)	Includes 377,873 shares issuable upon exercise of options that are exercisable within 60 days of April 15, 2003.

(14)	Based on Amendment No. 3 to Schedule 13G filed with the SEC on January 16, 2003 the following persons as a group: (i) Kopp Investment Advisors, Inc. (“KIA”) beneficially owns 368,918 shares, has sole voting power with respect to 142,856 shares, has sole dispositive power with respect to 114,285 shares and has shared dispositive power with respect to 254,633 shares; (ii) Kopp Holding Company (“KHC”) beneficially owns 368,918 shares that are also beneficially owned by KIA, a wholly-owned subsidiary of KHC. KHC does not have sole or shared voting or dispositive power with respect to any of these shares; and (iii) LeRoy C. Kopp, who holds all of the outstanding capital stock of KHC, beneficially owns 641,917 and has sole voting and sole dispositive power with respect to 272,999 shares. In addition, item 6 of such Amendment provides that 299,633 of the shares covered by the filing are held in a fiduciary or representative capacity. Accordingly, persons other than the reporting persons have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such sales. No person individually has an interest that relates to more than 5% of the class.

Compliance with the Reporting Requirements of Section 16(a)

      Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than 10% of a registered class of our equity securities file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

      To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2002, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were complied with, except that; (i) one report, covering an aggregate of one transaction, was filed late by Mr. Rankin, and (ii) one report, covering an aggregate of one transaction was filed late by Mr. O’Leary.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Compensation Committee Interlocks and Insider Participation

      During our last fiscal year, Messrs. Bosch, Galil and Ostrovsky served on our Compensation Committee. Each of Zvi Alon, our President, Chief Executive Officer and the Chairman of the Board of Directors, and Uzia Galil, a director and the former father-in-law of Zvi Alon, participated in the deliberations of the Compensation Committee during 2002 concerning executive officer compensation. Mr. Galil abstained from voting on Mr. Alon’s compensation, and although Mr. Alon attends meetings of the Committee, he does not participate in deliberations that relate to his own compensation.

Executive Compensation

      The following table sets forth all compensation awarded, earned or paid for services rendered in all capacities to us and our subsidiaries during each of 2000, 2001 and 2002 to our Chief Executive Officer and certain other executive officers (collectively, the “Named Executive Officers”). This information includes the dollar values of base salaries, bonus awards, the number of stock options granted, and certain other compensation, if, whether paid or deferred.

Executive Compensation Table

					Long-
					Term	Compensation	Payouts
					Awards

	Annual Compensation					Securities	Long
					Restricted	Underlying	Term
				Other Annual	Stock	Stock	Incentive	All Other
Name and Principal Position	Year	Salary	Bonus($)	Compensation(1)	Awards	Options	Plan	Compensation

Zvi Alon	2002	420,000	0	2,180	—	47,143	—	0
Chairman of the Board, President	2001	420,000	34,609	2,171	—	0	—	0
and Chief Executive Officer	2000	400,000	0	1,340	—	94,286	—	0
Michael R. Peckham	2002	231,000	0	1,137	—	7,143	—	0
Senior Vice President Finance	2001	231,000	15,863	1,132	—	0	—	0
and Chief Finance Officer	2000	222,702	0	698	—	9,524	—	246,103 (2)
Michael R. O’Leary	2002	220,000	40,294	2,018	—	0	—	10,183
Senior Vice President	2001	125,936	30,000	0	—	50,000	—	0
Worldwide Sales	2000	0	0	0	—	0	—	0
Peter Havart-Simkin	2002	215,001	0	1,016	—	7,143	—	9,644
Senior Vice President Worldwide	2001	205,000	14,060	647	—	0	—	0
Strategic Development	2000	195,000	0	612	—	10,714	—	0
Bertram Rankin	2002	210,000	0	444	—	0	—	0
Vice President Marketing	2001	210,000	15,141	444	—	6,286	—	0
Worldwide	2000	36,615	0	93	—	25,000	—	0
Robert Lee(3)	2002	184,000	0	4,835	—	9,429	—	0
Vice President Human Resources	2001	174,000	11,897	2,348	—	0	—	0
	2000	83,135	0	1,201	—	18,928	—	0

(1)	Represents Group Term Life and other benefits.

(2)	Other compensation includes amounts paid pursuant to a change of control agreement arising out of the acquisition of Simware Inc. and for relocation.

(3)	Mr. Lee retired from the Company in March 2003.

Option Grants in Last Fiscal Year

      The following table sets forth certain information with respect to stock options granted to the Named Executive Officers in 2002. Except as otherwise indicated below, all options were granted under the 1992 Stock Option Plan, and the exercise price of the options was set at the fair market value as of the date of grant.

					Potential Realizable
					Value at Assumed
	Number of	% of Total			Annual Rates of Stock
	Securities	Options			Price Appreciation
	Underlying	Granted to	Exercise	Expiration	For Option Term(3)
	Options	Employees in	Price
Name	Granted(1)	Fiscal Year	($/Share)(2)	Date	5%($)	10%($)

Zvi Alon	47,143	21.06%	5.110	4/17/2012	151,501	383,934
Peter Havart-Simkin	7,143	3.19%	5.110	4/17/2012	22,955	58,173
Michael R. Peckham	7,143	3.19%	5.110	4/17/2012	22,955	58,173
Bertram Winston Rankin	—	0.00%	—	—	—	—
Michael R. O’Leary	—	0.00%	—	—	—	—
Robert Lee (4)	9,429	4.21%	5.110	4/17/2012	30,302	76,790

(1)	The Board of Directors may reprice options pursuant to certain standard adjustment provisions under the 1992 Plan.

(2)	Options were granted pursuant to the 1992 Plan and shall become exercisable in installments over a period of four years from the date of grant. Twenty-five percent (25%) of the shares shall vest on the first anniversary of the date of grant and one forty-eighth (1/48) of the shares shall vest each month thereafter.

(3)	Potential realizable value are; (i) net of exercise price before taxes, (ii) based on the assumption that the Common Stock of the Company appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the ten-year option terms, and (iii) based on the assumption that the option is exercised at the exercise price and sold on the last day of the term at the appreciated price. These numbers are calculated based on the requirements promulgated by the SEC and do not reflect our estimate of future stock price growth.

(4)	Mr. Lee retired from the Company in March 2003.

Option Exercises and Year-End Option Values

      The following table sets forth certain information concerning the exercise of stock options by Named Executive Officers during 2002 and the number and value at of unexercised options held by the Named Executive Officers as of December 31, 2002. No stock appreciation rights were exercised during 2002 or held at the end of such year by any Named Executive Officer. The values set forth below have not been, and may never be, realized and are based on the positive spread between the respective exercise prices of outstanding stock options and the closing price of the Common Stock on December 31, 2002 of $1.70, as reported on the NASDAQ National Market.

Aggregated Option Exercises in 2002 and Fiscal Year-End Option Values

			Number of Securities	Value of Unexercised
			Underlying Unexercised	In-the-Money Options
	Shares Acquired	Value	Options at FY-End	at Fiscal Year-End
Name	on Exercise	Realized	Exercisable/Unexercisable	Exercisable/Unexercisable

Zvi Alon	0	0	157,141/73,573	$0/$0
Peter Havart-Simkin	0	0	34,857/8,858	$0/$0
Michael R. Peckham	0	0	28,671/16,568	$0/$0
Bertram Winston Rankin	0	0	13,541/17,745	$0/$0
Michael R. O’Leary	0	0	13,393/36,607	$0/$0
Robert Lee(1)	0	0	13,510/14,847	$0/$0

(1) Mr. Lee retired from the Company in March 2003.

      The information contained in the Compensation Committee Report, the Audit Committee Report, references herein to the independence of the Audit Committee members and the Stock Performance Graph shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

ON EXECUTIVE COMPENSATION

Compensation Philosophy

      Our primary goal is to align compensation with our business objectives and performance. Our aim is to attract, retain and reward executive officers and other key employees who contribute to our long-term success and to motivate those individuals to enhance long-term stockholder value. To establish this relationship between executive compensation and the creation of stockholder value, the Compensation Committee has adopted a total compensation package comprised of base salary, bonus and stock option awards. Key elements of this compensation package are:

•	We pay competitively with leading software and high technology companies with which we compete for employees and other service providers.

•	We maintain annual incentive opportunities sufficient to provide motivation to achieve specific operating goals and to generate rewards that bring total compensation to competitive levels.

•	We provide significant equity-based incentives for executives and other key employees to ensure that these individuals are motivated over the long term to respond to our business challenges and opportunities as owners and not just as employees.

Executive Officer Salaries

      With respect to the executive officers hired in 2002, salary, potential bonus and stock option grants were determined on the basis of negotiations between us and each officer with due regard to the officer’s experience, prevailing market conditions and internal equity. Similarly, we negotiated with the former executive officers at the time of such officer’s hiring and reached a level of compensation that we believed was reasonably required to obtain the services of such officer.

Annual Incentive Compensation

      Historically, a substantial portion of the cash compensation paid to the our executive officers, including the Chief Executive Officer, has been in the form of discretionary cash bonuses payable on a quarterly basis. The Compensation Committee believes that the bonus compensation of the Chief Executive Officer and our other executive officers should be expressly linked to our performance. Consistent with this philosophy, a designated portion of the bonus compensation is contingent upon corporate profits, the attainment of specific business objectives and performance against personal performance objectives. Bonus payments are based on a target bonus pool established at the beginning of the year for each officer.

      In reviewing 2002 discretionary bonuses, the Compensation Committee determined that our goals were not attained in 2002, and, accordingly, did not award discretionary bonuses.

Long-Term Incentives

      To date, long-term incentives have consisted solely of grants of options to purchase our Common Stock. Generally, the Compensation Committee makes stock option grants annually to certain of our executive officers. Each grant is designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of our Common Stock at a fixed price per share (the fair market value on the grant date) over a specified period of time (up to ten years). Each option generally becomes exercisable in a series of installments over a four-year period, contingent upon the officer’s continued employment with us. Accordingly, the option will provide a return to the executive officer only if he remains employed by us during the vesting period, and then only if the fair market value of the underlying shares appreciates over the option term.

      The size of the option grant to each executive officer is set by the Compensation Committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual’s current position with us, the individuals personal performance in recent periods, and his or her potential for future responsibility and promotion over the option term. The Compensation Committee also takes into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual, The relevant weight given to each of these factors varies from individual to individual. The Compensation Committee has established certain guidelines with respect to the option grants made to the Executive Officers, but has the flexibility to make adjustments to those guidelines at its discretion.

      Our primary long-term incentive program presently consists of the 1992 Stock Option Plan (the “1992 Plan”), the 1999 Stock Option Plan (the “1999 Plan”) and the Employee Stock Purchase Plan (the “Purchase Plan”). Options granted under the 1992 Plan generally vest over four years beginning on the date of hire of the optionee. These options are subject to a 25% cliff-vesting period that matures on the one-year anniversary of the grant date after which they are subject to monthly vesting to encourage key employees to continue in our employ. Through option grants, executives receive significant equity incentives to build long-term stockholder value. The exercise price of options granted under the 1992 Plan is generally 100% of the fair market value of our Common Stock on the date of grant. The 1999 Plan provides for the grant of non-qualified stock options for employees of the Company (or any parent or subsidiary corporation). Options granted under the 1999 Plan generally vest over four years beginning on the date of grant of the option. These options are subject to a 25% cliff-vesting period that matures on the one-year anniversary of the grant date after which they are subject to monthly vesting. Under the Purchase Plan, NetManage employees, subject to certain restrictions, may purchase shares of Common Stock at a price per share that is equal to 85% of the lower of the fair market value of the Common Stock on the commencement date of each offering period or the relevant purchase date.

Company Performance and Chief Executive Officer Compensation

      The 2002 salary and potential bonus of Mr. Alon, our Chief Executive Officer were established by the Compensation Committee primarily on the basis of the salary received by him in 2000 and 2001 and our overall 2001 performance, and pursuant to discussions between the Compensation Committee and Mr. Alon. Mr. Alon’s annual salary for 2002 was $420,000, and his target bonus was $252,000. The Committee believes that the salary and bonus are necessary to maintain Mr. Alon’s compensation at a competitive level in the industry. As described above, in reviewing 2002 discretionary bonuses, the Compensation Committee determined that our goals were not attained in 2002, and, accordingly, did not award any discretionary bonuses. As a result, Mr. Alon received less than his total maximum potential cash compensation of $672,000 for 2002.

Certain Tax Considerations

      Section 162(m) of the Internal Revenue Code of 1986, as amended, precludes a public corporation from taking a tax deduction for individual compensation in excess of $1 million for its chief executive officer or any of its four other highest-paid officers. This limitation applies to all compensation paid to the covered executive officers, which is not considered to be performance-based. The Compensation Committee considers the implications of this deduction limitation as one of many factors when setting compensation policy and making individual compensation determinations. The 1992 Plan contains provisions that permit certain grants to be made that would qualify for the performance-based exception. However, not all grants issued under the 1992 Plan qualify for this exception. The Compensation Committee does not expect that the Company would be denied a deduction under Code Section 162(m) for compensation paid during 2002; however, it is possible that in 2003 or some future year, a portion of the compensation deemed paid to a Company executive based on the exercise of one or more options will not be deductible under Code Section 162(m).

Submitted by the Compensation Committee
of the Board of Directors:

John Bosch
Uzia Galil
Abraham Ostrovsky

AUDIT COMMITTEE REPORT

      The following is the report of the Audit Committee with respect to our audited financial statements for the fiscal year ended December 31, 2002, included in our Annual Report on Form 10-K for that year.

      The Audit Committee has reviewed and discussed NetManage’s audited financial statements with our management. The Audit Committee has discussed with NetManage’s independent accountants, Deloitte & Touche LLP, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380) as amended, which includes, among other items, matters related to the conduct of the audit of NetManage’s financial statements.

      The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”) as amended, and has discussed with Deloitte & Touche LLP the independence of Deloitte & Touche LLP from NetManage.

      Management is responsible for our financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Deloitte & Touche LLP, our independent accountants, is responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. The members of the Audit Committee are not our employees and may not be, and may not represent themselves to be or to serve as, accountants or accountants by profession or experts in the fields of accounting or auditing. Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent accountants included in their report on NetManage’s financial statements. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent accountants do not assure that our financial statements are presented in accordance with generally accepted accounting principles, that the audit of our financial statements has been carried out in accordance with generally accepted auditing standards or that our independent accountants are in fact “independent.”

      Based on the review and discussions referred to above in this report, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

Submitted by the Compensation Committee
of the Board of Directors:

John Bosch
Dr. Shelley Harrison
Darrell Miller
Abraham Ostrovsky

PERFORMANCE GRAPH

      The following graph shows the total stockholder return of an investment of $100 in cash on December 31, 1996 for; (i) the Company’s Common Stock, (ii) the NASDAQ Stock Market (U.S.), (iii) the RDG Software Composite Index and (iv) the JP Morgan H&Q Technology Index. All values assume reinvestment of the full amount of all dividends and are calculated as of December 31st of each year:

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN ON INVESTMENT

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG NETMANAGE, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX,
THE JP MORGAN H & Q TECHNOLOGY INDEX
AND THE RDG SOFTWARE COMPOSITE INDEX

*	$100 invested on 12/31/97 in stock or index — including reinvestment of dividends. Fiscal year ended December 31.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT

AND CHANGE IN CONTROL ARRANGEMENTS

      We have no employment contracts or change of control agreements with any of our executive officers.

      Currently, in the event a change in control of the Company occurs, each outstanding option issued pursuant to; (i) the 1992 Plan, (ii) the 1999 Plan; or (iii) Directors’ Plan will automatically accelerate in full.

      All options granted under the 1992 Plan prior to its April 25, 2002 restatement will accelerate in full upon a change in control. No stock options have been issued to our executive officers under the 1999 Plan. In the event of a change in control, each outstanding option under the 1992 Plan as amended and restated, and the Directors’ Plan will automatically accelerate in full, unless; (i) the option is assumed by the successor corporation or otherwise continued in effect, or (ii) the option is replaced with a cash incentive program which preserves the spread existing on the unvested option shares (the excess of the fair market value of those shares over the option exercise price payable for such shares) and provides for subsequent payout in accordance with the same vesting schedule in effect for those option shares. In addition, all unvested shares outstanding under the 1992 Plan will immediately vest, except to the extent of our repurchase rights with respect to those shares are to be assigned to the successor corporation or otherwise continued in effect. The Board or Option Committee will have complete discretion to grant one or more options which will become exercisable for all the option shares in the event the optionee’s service with us or the successor entity is terminated (actually or constructively) within a designated period following a change in control transaction in which those options are assumed or otherwise continued in effect.

      The Board or Option Committee will have the discretion to structure one or more option grants under the 1992 Plan so that those options will vest immediately upon a change in control, whether or not the options are to be assumed or otherwise continued in effect.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      We have entered into indemnification agreements with certain officers and directors which provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings to which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of ours, and otherwise to the full extent permitted under Delaware law and our Bylaws.

HOUSEHOLDING OF PROXY MATERIALS

      The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

      This year, a number of brokers with account holders who are NetManage stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, or contact the Company’s Secretary, Michael R. Peckham at the Company at (408) 973-7171. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.”

OTHER MATTERS

      The Board of Directors knows of no other matters that will be presented for consideration at the Meeting. If any other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Michael R.Peckham
Secretary

April 30, 2003

A copy of our Annual Report on Form 10-K for the year ended December 31, 2002, filed with the SEC on February 27, 2003, is available without charge upon written request to: Investor Relations, NetManage, Inc., 10725 North De Anza Boulevard, Cupertino, California 95014.

DETACH HERE
PROXY
NETMANAGE, INC.

PROXY SOLICITED BY BOARD OF DIRECTORS
FOR ANNUAL MEETING TO BE HELD MAY 28, 2003

     The undersigned revokes all previous proxies, hereby constitutes and appoints Steve Mitchell and Michael R. Peckham, and each of them singly, with full power of substitution, as proxies to vote and act at the NetManage, Inc. 2003 Meeting of Stockholders to be held on May 28, 2003 at 9:00 a.m., local time, and at any and all postponements and adjournments thereof (the “Meeting”), upon and with respect to the number of shares of the common stock of NetManage, Inc., $0.01 par value per share (“Common Stock”), as to which the undersigned is entitled to vote or act. The undersigned instructs such proxies, or their substitutes, to vote as designated on the reverse side and in favor of the recommendations of management on any other matters which may come before the Meeting, all as further described in the accompanying Notice of Meeting of Stockholders and Proxy Statement. If no such directions are indicated, the proxies or their substitutes will have authority to vote FOR the Election of Directors, FOR Item 2, and FOR Item 3.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

DETACH HERE

     ☒ PLEASE MARK
VOTES AS IN
THIS EXAMPLE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS AND FOR EACH OF THE PROPOSALS.

1.     To elect two directors to serve until the Annual Meeting of Stockholders to be held in 2006 or until their successors are duly elected and qualified.

Nominees: Zvi Alon and Abraham Ostrovsky

Zvi Alon	☐	FOR	☐ WITHHELD
Abraham Ostrovsky	☐	FOR	☐ WITHHELD

2.     To ratify the appointment of Deloitte & Touche LLP as the independent accountants of NetManage, Inc. for the current fiscal year ending December 31, 2003.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.     To approve an amendment and restatement to our 1993 Non-Employee Directors’ Stock Option Plan to: (i) extend the term of the Non-Employee Directors Stock Option Plan to July 22, 2013, (ii) to increase the maximum number of shares of our Common Stock reserved for issuance under the Directors’ Plan by 85,714, and (iii) to effect a series of additional changes to the provisions of the Directors’ Plan in order to facilitate plan administration, and provide the Plan Administrator flexibility to design benefits under the Directors’ Plan, and adhere to applicable laws and regulations.

FOR	AGAINST	ABSTAIN
☐	☐	☐

In accordance with the discretion of the proxy holders, to vote upon any other matters which may properly come before the Meeting or any adjournments or postponements thereof.

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and Proxy Statement dated April 30, 2003 relating to the Meeting.

MARK HERE FOR ADDRESS CHANGE AND NOTE IMMEDIATELY BELOW ☐

PLEASE MARK, DATE, SIGN AND RETURN.

Please sign exactly as your name(s) appear(s) hereon. Joint owners should each sign. If a corporation, sign in full corporate name by president or authorized officer. If a partnership, sign in partnership name by an authorized person. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. This proxy must be dated.

Signature:	Date:

Signature:	Date: